Exhibit 10.2

FORM OF Joinder and LOCK-UP Agreement

THIS JOINDER AND LOCK-UP AGREEMENT is dated as of [●], 2024 (this “Agreement”), by and between AeroVironment, Inc., a Delaware corporation (“Parent”), and the undersigned (the “Seller Member”), a holder of equity interests of BlueHalo Holdings Parent, LLC, a Delaware limited liability company (“Seller”) [and shall be effective as of the Closing Date]1. Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement (as defined below), a copy of which has been made available to the Seller Member.

RECITALS

WHEREAS, [contemporaneously with the execution and delivery of this Agreement,]2 Parent, Archangel Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub”), Seller and BlueHalo Financing TopCo, LLC, a Delaware limited liability company (the “Company”), have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of November 18, 2024, pursuant to which, among other transactions, Merger Sub will be merged with and into the Company, with the Company continuing on as the surviving company and a wholly owned subsidiary of Parent, on the terms and conditions set forth therein (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, upon the Effective Time and except as otherwise set forth in the Merger Agreement, all of the Company Units issued and outstanding immediately prior to the Effective Time (other than Canceled Units) shall be automatically converted into the right to receive a number of shares of Parent Stock equal to the Aggregate Closing Consideration on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, immediately following the Effective Time and on the Closing Date, Seller shall consummate the Seller Liquidation and, immediately following the Seller Liquidation, the Seller Distribution shall be consummated on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, consummation of the Merger by Parent is conditioned upon receipt by Parent of executed Joinder and Lock-Up Agreements from Seller Members entitled to receive 85% of the Aggregate Closing Consideration; and

WHEREAS, the Seller Member understands and acknowledges that Parent and Merger Sub are entitled to rely on (i) the truth and accuracy of the Seller Member’s representations and warranties contained herein and (ii) the Seller Member’s performance of the obligations, covenants and agreements set forth herein.

1 To include in form of Agreement to be signed by the Supporting Seller Members.

2 To include in form of Agreement to be signed by the Supporting Seller Members.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally and irrevocably bound hereby, Parent and the Seller Member hereby agree as follows:

1.             Representations and Warranties of the Seller Member. The Seller Member hereby represents and warrants to Parent and Merger Sub as follows:

(a)   Organization and Standing. If and to the extent that the Seller Member is an entity, the Seller Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)   Authority for Agreements. If the Seller Member is an entity, the Seller Member has all requisite corporate, limited liability company, or other analogous organizational power and corporate, limited liability company, or other analogous organizational authority to enter into this Agreement and any other ancillary agreements to which the Seller Member is a party in connection with the Merger (collectively, the “Related Agreements”) and to consummate the transactions contemplated hereby and thereby. If the Seller Member is an entity, the execution and delivery of this Agreement and any other Related Agreements to which the Seller Member is a party by the Seller Member and the consummation by the Seller Member of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Seller Member, and no further action is required on the part of the Seller Member (or its unitholders, limited or general partners, or other equity or interest holders of the Seller Member) to authorize this Agreement and any other Related Agreements to which the Seller Member is a party and the transactions contemplated hereby and thereby. This Agreement and each of the other Related Agreements to which the Seller Member is a party have been duly executed and delivered by the Seller Member and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Seller Member enforceable against him, her or it in accordance with their respective terms, subject to (A) laws of general application relating to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity.

(c)   Ownership. The Seller Member is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of, and has good title to, the Seller Units set forth on the signature page hereto (subject to, in the case of individuals, applicable community property laws, if any) (the “Owned Securities”), and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Owned Securities (other than transfer restrictions under the Securities Act)) affecting any such Owned Securities, other than Liens pursuant to (i) this Agreement, (ii) the Seller LLCA, (iii) the Merger Agreement, (iv) the Seller Member Support Agreement or (v) any applicable securities Laws. The Seller Member’s Owned Securities are the only equity securities in Seller owned of record or beneficially by the Seller Member on the date of this Agreement, and none of the Seller Member’s Owned Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Owned Securities, except as provided hereunder, the Seller Member Support Agreement and under the Seller LLCA. Other than the Owned Securities, the Seller Member does not hold or own any rights to acquire (directly or indirectly) any equity securities of Seller or any equity securities convertible into, or which can be exchanged for, equity securities of Seller. Subject to the terms of the Seller Member Support Agreement, the Seller Member has the sole right to vote and dispose of the Owned Securities and neither such Owned Securities nor any interest therein has been (or, as of the Closing, will be) sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pawned, pledged for any bank or brokerage loan or otherwise, or disposed of in any manner by the Seller Member.

(d)   No Conflicts. Except as permitted by this Agreement, the execution and delivery by the Seller Member of this Agreement and any other Related Agreement to which the Seller Member is a party, and the consummation of the transactions contemplated hereby and thereby, do not conflict with or result in any violation of or default in any respect under (with or without notice or lapse of time, or both) (A) any provision of the organizational documents of the Seller Member, as applicable, each as amended to date and currently in effect, (B) any Contract to which the Seller Member is a party or by which any of his, her or its properties or assets may be bound or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller Member or any of his, her or its properties or assets (whether tangible or intangible), except in the case of clauses (B) and (C), such conflict, violation or default that would not, individually or in the aggregate, have a material effect on the Seller Member’s ability to perform its, his or her obligations under this Agreement.

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(e)    Litigation. As of the date hereof [and as of the Closing Date]3, there is no action, suit, claim, litigation, arbitration or other Proceeding of any nature pending, or to the knowledge of the Seller Member, threatened in writing, against the Seller Member or his, her or its properties (tangible or intangible) (or, if and to the extent that the Seller Member is an entity, any of the Seller Member’s officers or directors (in their capacities as such)), nor to the Seller Member’s knowledge is there any investigation pending or threatened in writing by any Governmental Authority against Seller Member or any of Seller Member’s properties (whether tangible or intangible) (or, if and to the extent that Seller Member is an entity, any of Seller Member’s officers or directors (in their capacities as such)), arising out of or that relates in any way to (i) this Agreement, the Merger Agreement, any other Related Agreements to which the Seller Member is a party or any of the transactions contemplated hereby or thereby, (ii) the Seller Member’s beneficial ownership of Seller Units or rights to acquire Seller Units, (iii) the Seller Member’s capacity as a Seller Member or (iv) any other agreement between the Seller Member (or any of its Affiliates) in the Seller Member’s capacity as a securityholder of Seller and the Company (or any of its Affiliates). As of the date hereof [and as of the Closing Date]4, there is no action, suit, claim or other Proceeding pending or, to the knowledge of the Seller Member, threatened in writing against the Seller Member with respect to which the Seller Member has a contractual right or a right pursuant to the DGCL or DLLCA to indemnification from Seller or an Acquired Company related to facts and circumstances existing prior to the Effective Time. As of the date hereof [and as of the Closing Date]5, there is no action, suit, claim or other Proceeding pending or, to the knowledge of the Seller Member, threatened in writing against the Seller Member that would prevent, enjoin or materially delay the performance by the Seller Member of its, his or her obligations under this Agreement.

(f)    Access to Information. The Seller Member has carefully read this Agreement, the Merger Agreement and the other Related Agreements to which the Seller Member is a party and has had the opportunity to discuss the requirements of this Agreement, the Merger Agreement and such other Related Agreements with the Seller Member’s professional advisors to the extent the Seller Member has deemed necessary. The Seller Member hereby acknowledges and agrees that the Seller Member has had access to adequate information regarding this Agreement, the Merger Agreement and any other Related Agreements to which the Seller Member is a party and the transactions contemplated hereby and thereby, including the Merger, to enable the Seller Member to evaluate the risks and merits of this Agreement. The Seller Member acknowledges that the agreements contained herein with respect to the Owned Securities held by the Seller Member are irrevocable and result in the waiver of any right of the undersigned to demand appraisal in connection with the Merger under Section 18-210 of the DLLCA and Section 262 of the DGCL or any other Applicable Law.

(g)   Brokers and Finders. No Person has acted on behalf of the Seller Member in such manner as to incur any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement, the Merger Agreement or any Related Agreements or any transaction contemplated hereby or thereby, nor will Parent, any Acquired Company or their respective Affiliates incur, directly or indirectly, any such liability as a result of any action taken, or agreement entered into, by the Selling Member based on any Contract made by or on behalf of Selling Member solely in Selling Member’s capacity as a securityholder of Seller.

3 To include in form of Agreement to be signed by the Supporting Seller Members.

4 To include in form of Agreement to be signed by the Supporting Seller Members.

5 To include in form of Agreement to be signed by the Supporting Seller Members.

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(h)            Tax Matters. The Seller Member has had an opportunity to review with his, her or its own tax advisors the tax consequences of the Merger and the other transactions contemplated by the Merger Agreement, this Agreement and any other Related Agreements. The Seller Member understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations made by Parent, the Acquired Companies or any of their Affiliates, agents, representatives or advisors. The Seller Member understands that the Seller Member (and not Parent, the Acquired Companies, the Surviving Company or any of their Affiliates) shall be responsible for any tax liability for the Seller Member that may arise as a result of the Merger or the other transactions contemplated by the Merger Agreement, this Agreement and any other Related Agreements.

(i)            Ownership of Assets. The Seller Member does not own any Intellectual Property Rights, or any other property or asset, that is used by any Acquired Company, nor does the Seller Member own (whether solely or jointly), or have any rights to or under, any Company IP or any other property or asset of the Acquired Companies, except under written Contracts that are listed in the Company Disclosure Schedule to the Merger Agreement.

(j)            Debts; Liens. The Seller Member does not hold any Indebtedness of the Company, including any Indebtedness secured by any Lien on any property owned by the Acquired Companies, other than as listed in the Company Disclosure Schedule to the Merger Agreement.

(k)            Disclaimer. Notwithstanding anything in this Agreement to the contrary: (i) the Seller Member makes no agreement or understanding herein in any capacity other than in the Seller Member’s capacity as a holder of record and beneficial owner of securities of Seller, and not in the Seller Member’s capacity as a director or officer of Seller or the Company, and (ii) nothing herein will be construed to limit or impair the ability of the Seller Member to exercise his or her fiduciary duties in his or her capacity as a director or officer of Seller or the Company.

2.             Joinder as Party to the Merger Agreement. The Seller Member hereby acknowledges and agrees that by entering into this Agreement (i) such Seller Member joins in and adopts, and agrees to comply with and to be bound by, all provisions applicable to the holders of Seller Units as shall be applicable to Seller Member under the Merger Agreement, as if Seller Member were directly a party to the Merger Agreement, (ii) the Seller Member is a “Seller Member,” as the case may be, for all purposes under the Merger Agreement in respect of the Seller Units held by such Seller Member and (iii) the Seller Member’s rights and entitlements under the Merger Agreement and the Related Agreements, including the right to receive such Seller Member’s Allocated Portion of the Aggregate Closing Consideration with respect to the Seller Units held by the Seller Member in accordance with, and subject to, the terms and conditions of, the Merger Agreement, shall constitute satisfaction in full of all obligations owed to the Seller Member with respect to the Seller Units held by such Seller Member.

3.             Survival. If the Merger is consummated, the representations and warranties of the Seller Member set forth in Section 1 of this Agreement shall survive the Closing and the Effective Time and shall remain in full force and effect for three (3) years after the Closing Date, except that the representations and warranties of the Seller Member set forth in Sections 1(a), 1(b), 1(c), 1(d) and 1(g) shall remain in full force and effect for five (5) years after the Closing Date.

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4.             Lock-Up.

(a)   The Seller Member shall not Transfer (as defined in Section 5(b) below) one hundred percent (100%) of the shares of Parent Stock received pursuant to the Merger Agreement (rounded up to the nearest whole share, the “Locked-up Shares”) for a period beginning on the Closing Date and continuing through the close of trading on the date that is twenty-four (24) months after the Closing Date (the “Lock-up Period”); provided, that (i) forty percent (40%) of the Seller Member’s Locked-up Shares as of the Effective Date (rounded down to the nearest whole share) shall be released from the restrictions of this Section 4(a) upon the date that is twelve (12) months after the Closing Date, (ii) thirty percent (30%) of the Seller Member’s Locked-up Shares as of the Effective Date (rounded down to the nearest whole share) shall be released from the restrictions of this Section 4(a) upon the date that is eighteen (18) months after the Closing Date, and (iii) the remainder of the Seller Member’s Locked-up Shares shall be released from the restrictions of this Section 4(a) upon the expiration of the Lock-up Period.

(b)   Notwithstanding the provisions of Section 4(a), during the Lock-up Period, the Seller Member may Transfer all or a portion of the Locked-up Shares (i) as a bona fide gift or gifts as a charitable contribution, or for bona fide estate planning purposes; provided, that the donee or donees thereof agree in writing, in form and substance reasonably satisfactory to Parent, to be bound by the terms and conditions of this Agreement (such written agreement, a “Joinder”), (ii) to any trust for the direct or indirect benefit of the Seller Member or an immediate family member of the Seller Member; provided, that the trustee of the trust delivers an executed Joinder to Parent; provided, further, that any such Transfer shall not involve a disposition for value, (iii) to the Seller Member’s Affiliates; provided, that such Affiliate(s) deliver an executed Joinder to Parent, (iv) as a pledge or hypothecation as collateral for indebtedness (including all rights of foreclosure and related remedies available under applicable law), provided, that such transferee(s) in connection with foreclosure and related remedies delivers an executed Joinder to Parent; and provided further, that no such pledge or hypothecation would be prohibited pursuant to Parent's Insider Trading Policy, (v) pursuant to a tender or exchange offer publicly recommended by the Parent Board of Directors, (vi) pursuant to a merger, stock sale or consolidation of Parent, (vii) by will or other testamentary document or by intestacy, (viii) pursuant to a qualified domestic order in connection with a divorce settlement, divorce decree, separation agreement or other domestic court order; provided, that such transferee(s) delivers an executed Joinder to Parent, or (ix) Seller may establish or modify trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Locked-up Shares; provided, that (1) such plans do not provide for the Transfer of Locked-up Shares during the Lock-up Period and (2) no filing by any party under the Exchange Act or other public announcement, report or filing shall be made voluntarily in connection with such trading plan and to the extent a public announcement, report or filing under the Exchange Act is required and is or made by or on behalf of the Seller Member regarding the establishment or modification of such plan during the Lock-up Period, such announcement, report or filing shall include a statement to the effect that the undersigned is not permitted to Transfer, sell or otherwise dispose of securities under such plan during the Lock-up Period in contravention of this Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Notwithstanding the foregoing, there shall be no voluntary filing or other public disclosure made by any party in connection with any Transfer permitted by clauses (i)-(ix) of this Section 4(b) and, to the extent a public announcement or filing under the Exchange Act is required to be made by or on behalf of the Seller or the Company in connection with such Transfer, such announcement or filing shall indicate the circumstances related to such Transfer.

(c)   The Seller Member consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of the Locked-Up Shares except in compliance with the restrictions set forth in this Section 4.

(d)   The Seller Member acknowledges that the Locked-up Shares will bear a legend reflecting the above restrictions.

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5.             Covenants of Seller Member.

(a)   Confidentiality. For three (3) years following the Effective Time (the “Confidentiality Period”), except with the prior written consent of Parent, the Seller Member agrees (i) to keep confidential and not disclose (other than to its officers, directors, employees, attorneys, accountants, affiliates of such Seller Member and other advisors with a reasonable need to know, provided that such Persons have agreed to or are otherwise bound by the confidentiality restrictions contained herein, or by similar legally binding obligations of confidentiality): (1) any Related Agreements and the transactions contemplated thereby to the extent not filed with the SEC or otherwise publicly disclosed in accordance with applicable securities Laws; and (2) all Company Confidential Information (as defined below) obtained by the Seller Member or its directors, officers, employees, agents or representatives; and (ii) not to use any such Company Confidential Information in any manner whatsoever (unless such Seller Member is an employee of Parent or one of its controlled Affiliates following the Closing, in which case such Seller Member shall be entitled to use any Company Confidential Information solely in carrying out his or her duties as, and during the term he or she is, an employee of Parent or one its controlled Affiliates following the Closing), except, in each case, to the extent that (A) any such information is reasonably necessary for enforcing the Seller Member’s rights under this Agreement, the Merger Agreement or any other Related Agreements or in connection with the transactions contemplated hereby or thereby or is disclosed to any Governmental Authority in connection with any Action involving a dispute between the Seller Member and Parent; (B) the Seller Member is required by any Applicable Law to divulge or disclose any such information (in which case the Seller Member shall, to the extent legally permitted and reasonably practicable, promptly notify Parent in advance of disclosing such information and use commercially reasonable efforts to cooperate with Parent to limit such disclosure to the extent permitted under any Applicable Law at Parent’s sole cost and expense); (C) with respect to any information described in clause (a)(i)(1), to the extent disclosure is made by a Seller Member that is a venture capital, private equity or other investment firm fund, in communications to its existing investors and lenders as may be legally or contractually required, or customarily provided in the ordinary course of business to potential investors, lenders and the accountants and advisors of any of the foregoing; provided that any recipient of information pursuant to this clause (C) is subject to legally binding confidentiality restrictions with respect to any such disclosed information; or (D) to other Seller Members and their respective representatives; provided that any recipient of information pursuant to this clause (D) has agreed to or are otherwise bound by the confidentiality restrictions contained herein, or by similar legally binding obligations of confidentiality. Nothing contained herein shall be construed to limit or prevent any Seller Member that is a venture capital, private equity or other investment firm fund or any of its affiliates from investing in or acquiring (or considering investing in or acquiring) any company or entity, even those engaged in the same or related business as that engaged in (or proposed to be engaged in) by the Acquired Companies; provided that such Seller Member does not use Company Confidential Information in breach of this Agreement in connection with such activities. Further, any such Seller Member may gain general industry knowledge from reviewing Company Confidential Information that cannot be separated from their overall knowledge and, provided that such Seller Member does not use Company Confidential Information in breach of this Agreement, such Seller Member shall be permitted to use this general industry knowledge in the ordinary course of business. No portfolio company of a Seller Member will be deemed to have received, or to have been made aware of, Company Confidential Information solely due to the dual roles of any employee, consultant or advisor of such Seller Member that serves as a board member, officer, employee or advisor of such portfolio company, so long as such dual role persons do not provide any Company Confidential Information to the other board members, officers, employees or advisors of such portfolio company that are not dual role persons.

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For purposes of this paragraph, “Company Confidential Information” means all trade secrets and all other information, knowledge, ideas or data relating to any Acquired Company that is proprietary and confidential, including, but not limited to, any customer, vendor or partnership lists, customer data or information, prospective customer names, business strategies, models and techniques, management and marketing plans, financial statements, financial information and projections, know-how, pricing policies, pricing information and pricing methodologies, operational methods, methods of doing business, compensation, technical processes, formulae and algorithms, research and development, designs and design projects, inventions, hardware, software programs, files, software, code, reports, documents, manuals, forms, business plans and projects or prospective projects pertaining to any Acquired Company but shall not include information that (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by the Seller Member, (ii) was in the Seller Member’s possession prior to the time it was first made available to Seller Member by or on behalf of an Acquired Company, provided that to the Seller Member’s knowledge after reasonable inquiry, the source of such information was not bound by a confidentiality agreement with the Acquired Company, (iii) is or becomes available to the Seller Member on a non-confidential basis from a source other than any Acquired Company, provided that to the Seller Member’s knowledge after reasonable inquiry, the source of such information was not bound by a confidentiality agreement with the Acquired Company, or (iv) is independently developed by the Seller Member without use of, or reference to, Company Confidential Information.

(b)   No Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Article 11 (Termination) thereof, or (c) such date and time as this Agreement shall be terminated in accordance with Section 7(a) (the earliest of clause (a), (b) or (c) being the “Termination Date”), except as expressly contemplated by the Merger Agreement or with the prior written consent of Parent, the Seller Member shall not (i) sell, offer to sell, contract or agree to sell, transfer (including by operation of law), hypothecate, pledge, grant any option to purchase, encumber or otherwise dispose of or agree to dispose of, directly or indirectly, any Owned Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Owned Securities (the actions set forth in clauses (i) and (ii) collectively, a “Transfer”), (iii) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer by such Seller Member of any Owned Securities, or (iv) take any action that would have the effect of preventing such Seller Member from performing its obligations hereunder or any other action in furtherance of any of the matters described in the foregoing clauses (i) through (iii); provided, however, that the foregoing shall not apply to (x) any Transfer to the Seller Member’s Affiliates, provided that such transferee agrees to execute a Joinder reasonably satisfactory to Parent to be bound by this Agreement to the same extent as such Seller Member with respect to such transferred Owned Securities prior to the occurrence of such Transfer or (y) any other Seller Member that is party to this Agreement (each of clause (x) and (y), a “Permitted Transfer”). Any Transfer or attempted Transfer of any Owned Securities in violation of any provision of this Agreement shall be void ab initio and of no force or effect.

(c)   New Securities. In the event that, during the period commencing on the date hereof and ending at the Termination Date, (a) any Owned Securities are issued to the Seller Member after the date of this Agreement pursuant to any dividend, split, recapitalization, reclassification, combination or exchange of Owned Securities or otherwise, (b) the Seller Member purchases or otherwise acquires beneficial ownership of any Owned Securities or (c) the Seller Member acquires the right to vote or share in the voting of any Owned Securities (collectively the “New Securities”), then such New Securities acquired or purchased by the Seller Member shall be subject to the terms of this Agreement to the same extent as if they constituted the Owned Securities owned by the Seller Member as of the date hereof.

(d)   Compliance. Prior to the Termination Date, the Seller Member shall not take any action that would (i) make any representation or warranty of such Seller Member contained herein untrue or incorrect or (ii) reasonably be expected to impair the ability of the Seller Member to perform his, her or its obligations under this Agreement or any of the other Related Agreements or prevent or materially delay the consummation of any of the transactions contemplated by the Merger Agreement, this Agreement, any other Related Agreement or the Seller Member Written Consent.

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(e)   No Solicitation. Until the Termination Date, the Seller Member (in his, her or its individual capacity as such) shall not, directly or indirectly, take any action prohibited by Section 6.03 (No Transfer; No Solicitation; Other Offers) of the Merger Agreement.

(f)    No Challenges. The Seller Member agrees that, without limiting remedies for fraud, he, she or it will not commence or join in any claim, derivative or otherwise, against Parent, Merger Sub, Seller, any Acquired Company or any of their respective successors or directors (a) challenging the validity of entry into this Agreement or (b) alleging a breach of any fiduciary duty of any member of the Parent Board of Directors, Company Board of Managers or the Seller Board of Managers or any officer of Parent, Company or Seller in connection with the evaluation, negotiation or entry into this Agreement, the Merger Agreement or the Transactions (including the Seller Liquidation and Seller Distribution).

6.             General Release.

(a)   Effective for all purposes as of, and contingent on, the Effective Time, the Seller Member solely in his, her or its capacity as a Seller Member, acknowledges and agrees, on behalf of himself, herself or itself and each of his, her or its agents, trustees, heirs, beneficiaries, estates, executors, administrators, directors, officers, employees, managers, principals, advisors, stockholders, investors, equity holders, Affiliates, subsidiaries, estate, successors, assigns, members, partners and other representatives (including attorneys, accountants, consultants, bankers and financial advisors) (each, a “Releasor”) (but only to the extent, if any, that he, she or it has the right, power and authority to do so) that:

(b)   Releasor hereby irrevocably and unconditionally releases Seller, the Acquired Companies, Parent, Merger Sub and any of their respective employees, directors, partners, stockholders, officers, managers, principals, advisors, agents, attorneys, representatives, predecessors, successors, assigns or the like and any persons acting by, through, under or in concert with any of them (collectively, the “Releasees”) from (A) any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, existing or prospective, arising out of, resulting from or relating to such Releasor’s status as a holder of any equity or debt of Seller or any Acquired Company (including any Company Units or Seller Units) and (B) any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages or causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, existing or prospective, resulting from or relating to the Seller Liquidation or the Seller Distribution, including with respect to any information contained in the Distribution Spreadsheet (collectively, “Claims”); provided that the Claims shall not include: (w) rights to any exculpation, accrued wages, salaries, bonuses, employee benefits, expense advancement, indemnification or other protections owing to Releasor under Seller or any Acquired Company’s governing documents, employment agreement or applicable law or, in the case of directors, managers or officers, any indemnification agreement between Seller or an Acquired Company and such director, manager or officer or under any directors’ and officers’ liability insurance policy maintained by Seller or the Company or applicable law; (x) rights of Releasor under the Merger Agreement or under the Related Agreements; (y) any claim which cannot be waived as a matter of law; and (z) any rights under any employment agreement with Parent or one of its Subsidiaries, offer letter or related employment documentation with any Acquired Company in effect as of immediately prior to Closing.

(c)   Releasor represents and acknowledges that he, she or it has read this release and understands its terms and has been given an opportunity to ask questions of the representatives of Seller and the Acquired Companies. Releasor further represents that in signing this release he, she or it does not rely, and has not relied, on any representation or statement made by any representative of Seller or the Acquired Companies, or anyone else with regard to the subject matter, basis or effect of this release or otherwise, except such representations and warranties set forth in the Merger Agreement and this Agreement.

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(d)   Releasor acknowledges that he, she or it is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(e)   Contingent upon and effective at the Effective Time, Releasor hereby irrevocably and unconditionally waives and relinquishes any rights and benefits that Releasor may have under Section 1542 or any similar or analogous statute or common law principle of any jurisdiction. Releasor acknowledges that he, she or it may hereafter discover facts in addition to or different from those that Releasor now knows or believes to be true with respect to the subject matter of this release, but it is Releasor’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in Section 6(b) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete general releases, subject to the terms of Section 6(b), notwithstanding the discovery or existence of any such additional or different facts.

(f)    [The Seller Member acknowledges and agrees that the restrictive covenants set forth in the grant agreement evidencing the grant of the Seller Member’s Seller Incentive Units (“Grant Agreement”), including, without limitation, the Seller Member’s obligations relating to non-use and non-disclosure of Confidential Information (as defined in the Grant Agreement), non-solicitation, non-disparagement, and, where applicable, non-competition (collectively, the “Restrictive Covenants”), shall remain in full force and effect pursuant to their terms to the maximum extent permitted by applicable law, and, for the avoidance of doubt, the post-termination obligations set forth in the Grant Agreement shall commence on the Closing Date. The Seller Member further acknowledges that Seller has assigned or will assign its right to enforce the Restrictive Covenants to an Acquired Company, effective as of the Effective Time, and that such Acquired Company shall, contingent upon and effective as of the Effective Time, be entitled to enforce the Restrictive Covenants.]6

(g)   The representations, warranties, and covenants set forth in this Section 6 are conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement for any reason.

6 To be inserted for any Seller Member who holds Seller Incentive Units.

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7.             Miscellaneous.

(a)   Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the end of the Lock-up Period, (b) such date and time as the Merger Agreement shall be terminated in accordance with Article 10 (Termination) thereof and (c) the written agreement of Parent and the Seller Member. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate except with respect to the obligations set forth in Section 5 of this Agreement which shall continue until the expiration of the Confidentiality Period), without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any willful breach of this Agreement prior to such termination. Section 6 and this Section 7 shall survive the termination of this Agreement.

(b)   Miscellaneous. Sections 11.03 (Remedies Cumulative; Specific Performance), 11.04(b) (Severability), 11.06 (Governing Law), 11.07 (Jurisdiction) and 11.08 (Waiver of Jury Trial) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

(c)   Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Except by a Seller Member in connection with a Permitted Transfer, neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of Law) without the prior written consent of Parent and the Seller Member.

(d)   Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent and the Seller Member.

(e)   Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(A) If to the Seller Member, to the address (including email address) of the Seller Member identified on its signature page hereto.

(B) If to Parent, to:

AeroVironment, Inc.
900 Innovators Way

Simi Valley, CA 93065

E-mail: [***]

Attention: Melissa Brown; Jonah Teeter-Balin

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Charles Ruck; Tessa Bernhardt; Leah Sauter

Email: charles.ruck@lw.com; tessa.bernhardt@lw.com; leah.sauter@lw.com

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Notwithstanding the foregoing, in the event notice is delivered pursuant to this Section 8(e) by a means other than email, such party shall email such notice within one (1) Business Day of delivery of such notice by such other means.

(f)   Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

(g)   Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

(h)   Interpretation. The parties hereto each hereby agree that covenant, agreement, promise, representation and/or warranty contained in this Agreement shall be made on a several and joint basis by each party hereto.

(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Lock-Up Agreement to be duly executed as of the date first written above.

PARENT:

AEROVIRONMENT, INC.

By:
Name:
Title:

[Signature Page to Joinder and Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Release Agreement to be duly executed as of the date first written above.

Seller Member:

By:

Name:

Title:

Date:

Seller Common Units (Number of Units):

Seller Preferred Units (Type / Number of Units):

Seller Incentive Units (Number of Units):

Notice Address:

[Signature Page to Joinder and Lock-Up Agreement]

Exhibit A

Merger Agreement